Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

HEART TEST LABORATORIES, INC.

Pursuant to the provisions of the Texas Business Organizations Code, as amended (the “TBOC”), including Section 3.053, and the Bylaws, as amended and restated (the “Bylaws”), of Heart Test Laboratories, Inc., a Texas for-profit corporation (the “Corporation”), the Corporation hereby adopts this Certificate of Amendment (this “Certificate of Amendment”) to the Amended and Restated Certificate of Formation of the Corporation, as amended (the “Amended and Restated Certificate”).

SECTION ONE

ENTITY INFORMATION

The name of the Corporation is Heart Test Laboratories, Inc. and it is a Texas for-profit corporation. The Corporation’s date of formation is August 16, 2007 and its assigned file number is 800859060.

SECTION TWO

AMENDMENT

This Certificate of Amendment amends Article One of the Amended and Restated Certificate to change the name of the Corporation. Article One of the Amended and Restated Certificate are hereby amended and restated in its entirety to read as follows:

“ARTICLE ONE

Entity Name and Type

The name of the corporation is HeartSciences Inc. (the “Corporation”) and the Corporation is a for-profit business corporation.”

SECTION THREE

STATEMENT OF APPROVAL

The amendment set forth in this Certificate of Amendment has been approved in the manner required by the TBOC and by the governing documents of the Corporation.

SECTION FOUR

EFFECTIVENESS OF FILING

This Certificate of Amendment shall become effective when it is filed by the Corporation with the Secretary of State of the State of Texas.

SECTION FIVE

EXECUTION

The undersigned signs this Certificate of Amendment subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the Corporation to execute this Certificate of Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand, this 10th day of October 2024.

HEART TEST LABORATORIES, INC.

By:	/s/ Andrew Simpson
Name:	Andrew Simpson
Title:	President and Chief Executive Officer

[Signature Page to Certificate of Amendment]